Exhibit 99.1



FOR IMMEDIATE RELEASE


MILLENNIUM INDIA ACQUISITION COMPANY, INC. ANNOUNCES DEFINITIVE AGREEMENT IN FINANCIAL SERVICES SECTOR IN INDIA

New York - May 15, 2007 - Millennium India Acquisition Company, Inc. (MIAC-AMEX) today announced it has entered into a definitive agreement to acquire a minority interest in the SMC Group of Companies (SMC Group), a leading financial services company in India. Under the terms of the agreement, MIAC will purchase directly from SMC Group 3,064,945 newly issued shares for Rs.1,638,996,097 (approximately $39.97 Million US$). The proceeds of this investment will be used by SMC Group to accelerate its expansion. No portion of these proceeds will be distributed to any shareholders of SMC Group. After the completion of this purchase, MIAC will own 14.9% of the SMC Group's outstanding shares. This transaction places a pre-transaction value on SMC Group at $228 million, or approximately 8.6x FY2008 projected earnings. A snapshot of SMC Group's financial performance, furnished to MIAC by SMC Group, is set forth below:


                        Audited results               Unaudited results                 Projected Results
                      for the fiscal years           for the fiscal year               for the fiscal years
                      years ended March 31,            ended March 31,                   ending March 31,
                      ----------------------         --------------------        ---------------------------------
$ millions               2005         2006                  2007                   2008         2009         2010
                         ----         ----                  ----                   ----         ----         ----
Revenues                $9.27       $18.38                $34.33                 $65.96        $94.99      $128.21
EBITDA                   1.83         7.85                 18.50                  39.04         58.05        80.96
Net Income               1.20         5.44                 13.40                  25.78         40.94        57.77


According to F. Jacob Cherian, President and CEO of MIAC "The transaction continues a trend of foreign investors taking minority positions in India based financial services firm. Over the last 18 months Bessemer Ventures, BNP Paribas, General Atlantic Partners, Goldman Sachs, Merrill Lynch, Citigroup and others have made similarly structured minority investments because regulations in India do not allow for foreign control of financial services companies. In addition, in many circumstances regulations regarding the sale of corporate securities limit the ability of new investors to purchase more then 14.9% of a company's outstanding shares. However, as financial services is one of the most rapidly growing and attractive sectors of the India economy, foreign investors are developing creative structures which allow them to make investments in this area."

Based in New Delhi, SMC Group is a full service financial services firm. Its products and services include institutional and retail brokerage, equity and commodity research, equity, commodity and derivate trading, on-line trading services, merchant banking, investment banking, custodial services, clearing services, and insurance brokerage. It is one of the most active trading firms in India, averaging over 130,000 trades per day and handled over $100 billion in customer transactions over the last year. Currently, the company has approximately 1,000 employees and regional offices in Mumbai, Kolkata, Chennai, Cochin, Amhedabad and Hyderabad. In addition, it has a rapidly expanding retail distribution network of more than 4,000 independent financial advisors in 800 offices, in over 200 cities across the India. This retail network, which is one of the largest in India, is currently serving the financial needs of more than 250,000 investors. Over the next three years the company believes it can expand this network to 1,600 offices in 345 cities serving over 475,000 investors. The company is also expanding outside of India, and has recently established offices in Dubai, becoming a member of the Dubai Commodities and Gold Exchange (DCGX). It plans on further expanding outside of India to service the financial needs of overseas based Indian nationals, starting with the Gulf Region (Dubai, Qatar, Saudi Arabia, Bahrain, and Oman) over the next 2 years, followed by Singapore, Hong Kong, and New York in
2008-2010. More information regarding SMC Group can be found at www.smcindiaonline.com.

F. Jacob Cherian, President and CEO of MIAC, said "SMC is a widely respected vertically integrated investment solutions company, with a pan-India presence. With access to capital, SMC can broaden and deepen its footprint, by adding leading edge products and services to its established business model, as well as expand into new geographies domestically and internationally."

"This is an exciting time for SMC Group - solidifying our financial foundation will allow us to grow further and realize our dreams" said Subhash Chand Aggarwal, Founder and Chairman of SMC Group. Mr. Aggarwal founded SMC Group with Mr. Mahesh Chand Gupta. Both Mr. Aggarwal and Mr. Gupta are well respected in the financial services sector and have over 20 years experience in the capital markets.

The financial services sector in India is in its infancy when compared to developed markets such as the United States. With a population of over 1 billion people, less then 3% of India's population has had any exposure to the financial markets. Other factors driving the growth of this sector include:

     o Savings rates are amongst the highest in the world (over $180 billion in savings accounts alone) - only 3% of Indian households' savings flow into the equity market (vs. 55% in the US).

     o Rise in managed assets: Boston Consulting Group projects managed assets in India to grow from the current $170 billion to $1.3 trillion by 2015.

     o Insurance: Less than 20% of the country's insurable population is currently insured. The insurance market potential is estimated at $80 billion with a potential size of 300 million people.

     o Rapidly growing trading volumes: Commodities trading volumes are surging: $29 million in 2003-04 to $774 million in 2006-07. Equity trading volumes are growing rapidly: $1,492 billion in 2005 to an estimated $6,535 billion by 2015.

     o Youngest population in the world - 25% of the world's youth live in India ; 50% of all Indians are under 25 years old.

"SMC is built on the principles of transparency, honesty, and integrity and a rock solid commitment for excellence that have made the Group a financial hub in one of the fastest growing emerging economies in the world" said Mahesh C. Gupta, Co-Founder and Director of SMC Group.

Suhel Kanuga, Executive Vice President and CFO of MIAC, said "SMC is a fast-growing company in India, with a solid strategy, established presence, and significant expansion potential. We look forward to working with the dedicated and professional team of SMC to help the Company accelerate growth through access to the capital that this transaction provides."

Consummation of the proposed acquisition transaction is subject, among other matters, to SMC's receipt of Indian regulatory approvals and to an affirmative vote of MIAC's public shareholders. MIAC anticipates filing its preliminary proxy materials with the Securities and Exchange Commission in June 2007, with a closing expected in the Fall of 2007.

                                   * * * * * *

MIAC's STOCKHOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION COPIES OF THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WILL BE AVAILALBE WITHOUT CHARGE ONLINE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEB SITE (HTTP://WWW.SEC.GOV) AND BY MAIL THROUGH REQUESTS TO MILLENIUM INDIA ACQUISITION COMPANY INC., 330 EAST 38TH STREET, SUITE 46C NEW YORK, NEW YORK 10016, ATTENTION: F. JACOB CHERIAN.

                             -----------------------

This press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about MIAC, SMC Group and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of MIAC's and SMC Group's management, are subject to risks and uncertainties which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: a material variation in the assumptions upon which the projections are based, including, without limitation, the estimated number of office locations, the estimated number of trading clients, the estimated size and number of customer transactions, and an estimated Indian gross domestic product growth rate; as well as other relevant risks and uncertainties discussed in MIAC's annual report on Form 10-K for the year ended December 31, 2006.

The information set forth herein should be read in light of such risks. Additionally, SMC Group's financial information was prepared by SMC Group and derived from financial statements prepared in accordance with Indian generally accepted accounting principles. Such financial information does not conform to SEC Regulation S-X. Accordingly, such historical information will be adjusted and presented differently in MIAC's proxy statement to solicit stockholder approval of the acquisition. Statements included in this press release are based upon information known to MIAC as of the date that this press release is filed with the SEC, and MIAC assumes no obligation to update or alter our forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

                                   * * * * * *

For further information, please contact:

F. Jacob Cherian
Chief Executive Officer
Millennium India Acquisition Company, Inc.
(516) 327-6079